EXHIBIT 5.1

October 9, 2014

Inland American Real Estate Trust, Inc.

2809 Butterfield Road, Suite 360

Oak Brook, IL 60523

Attn: Board of Directors

Re:	Registration Statement on Form S-8 regarding 25,000,000 shares of common stock, par value $0.001 per share, of Inland American Real Estate Trust, Inc.

Ladies and Gentlemen:

You have requested an opinion with respect to the matters set forth below in connection with the registration on Form S-8 (the “Registration Statement”) by Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), of 25,000,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), issuable under the Inland American Real Estate Trust, Inc. 2014 Share Unit Plan (the “Plan”), under the Securities Act of 1933, as amended (the “Securities Act”). As of the date hereof, the Company is filing the Registration Statement with the Securities and Exchange Commission (the “Commission”).

In my capacity as Executive Vice President, General Counsel and Secretary of the Company, I am familiar with the proceedings taken, and proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, I have assumed such proceedings will be timely completed in the manner contemplated by the Plan.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. I have relied on the information in the Registration Statement and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for this opinion. In my examination, I have relied upon assurances of certain officers of the Company and assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. I have not independently verified any factual matters set forth therein.

Subject to the foregoing and the other matters set forth herein and in reliance thereon, it is my opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, receipt of legal consideration in excess of the par value of the Shares issued, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

The foregoing opinion is limited to the laws of the State of Maryland and I do not express any opinion herein concerning any other law. I express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which my opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, I do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

With your consent, I have assumed for purposes of the opinion paragraph above that: (i) some of the Shares will be delivered through the Depository Trust Company’s automated system for deposits and withdrawals of securities, (ii) the issuance of the Shares will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Plan participants or certificates representing the Shares will be manually signed by a duly authorized officer of the transfer agent and registrar therefor, and (iii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the laws of the State of Maryland.

This opinion is provided solely in my capacity as an officer of the Company, is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. I consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Scott W. Wilton

Scott W. Wilton

Executive Vice President, General Counsel and Secretary